SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): July 30, 2004


                          Sutter Holding Company, Inc.

             (Exact name of registrant as specified in its charter)



           Delaware                    1-15733                 59-2651232
        (State or other              (Commission            (I.R.S. Employer
jurisdiction of incorporation)       File Number)           Identification No.)


                        220 Montgomery Street, Suite 2100
                             San Francisco, CA 94104

               (Address of principal executive offices) (zip code)

                                 (415) 788-1441
                         (Registrant's telephone number,
                              including area code)



         (Former name or former address, if changed since last report.)






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Item 5.       Other Events and Regulation FD Disclosure

     On July 30, 2004, a change of control occurred at Knight Fuller, Inc., a creditor of the Company. Pursuant to the terms of the amended Convertible Promissory Note between the Company and Knight Fuller, upon a change in control at Knight Fuller, the Company could elect to convert the note into common stock of the Company. On July 30, the Company delivered notice to Knight Fuller of its intent to convert the note, and the note and certain other obligations of the Company to Knight Fuller were then converted into an aggregate of 347,373 shares of common stock of the Company in satisfaction of all company obligations under the note.

     The Company and Knight Fuller further entered into a Voting and Registration Rights Agreement giving the Company voting control over the shares issued upon conversion of the Note for a period of two years from the date of conversion, and obligating the Company to register the shares for sale within two years. A copy of the Voting and Registration Rights Agreement is attached to this report as Exhibit 4.4.

     Knight Fuller has declared a dividend in-kind of the Company's shares received in conversion of the note. Such shares cannot be distributed to Knight Fuller shareholders in payment of the dividend until such time as the shares are registered for sale with the Securities and Exchange Commission. Accordingly, the Company and Knight Fuller further entered into an Escrow Agreement wherein the Company agreed to hold the shares in escrow until the shares are effectively registered and available to be distributed to Knight Fuller's shareholders. A copy of the Escrow Agreement is attached to this report as Exhibit 4.5. As the Company owns 126,140 shares of Knight Fuller's common stock, and is therefore entitled to receive 126,140 shares of its own common stock on payment of the in-kind dividend by Knight Fuller, those 126,140 shares of the Company's common stock have been deemed distributed to the Company and will be retired as treasury stock of the Company. Accordingly, the balance of 221,233 of the Company's common shares will be held in the escrow pending distribution to the other shareholders of Knight Fuller.


Item 7.  Financial Statements and Exhibits

Exhibit 4.4  Voting and Registration Rights Agreement, dated as of July 30, 2004

Exhibit 4.5  Escrow Agreement, dated as of July 30, 2004


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: July 30, 2004              SUTTER HOLDING COMPANY, INC

                                  By: s/ ROBERT E. DIXON
                                      ------------------
                                      Robert E. Dixon,
                                      Co-Chief Executive Officer




                                       2

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                                 EXHIBIT INDEX



Exhibit 4.4  Voting and Registration Rights Agreement, dated as of July 30, 2004

Exhibit 4.5  Escrow Agreement, dated as of July 30, 2004